PURCHASE AGREEMENT

of Assets

By And Between

MBI Mortgage, Inc

And

W. F. O. Inc. D/B/A Lakeview Mortgage, Kathleen Clark Tanner

This PURCHASE AGREEMENT (the "Agreement") executed on 27 JULY, 2005 is between MBI Mortgage, Inc., a Texas Corporation ("MBI"), W. F. O. Inc. D/B/A Lakeview Mortgage, a Texas Corporation ("Lakeview"), and Kathleen Clark Tanner ("Tanner").

In consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:

WHEREAS, Tanner desires to sell certain tangible and intangible assets associated with the business of Lakeview, a mortgage brokerage (the "Business"), to MBI for the consideration recited herein; and

NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Purchase and Sale

1.1. *Agreement to sell the Tanner Intangible Assets.* Tanner shall sell, grant, convey, transfer, assign and deliver intangible assets and business records described on Attachment A (the "Tanner Intangible Assets") to MBI. MBI agrees to purchase the Tanner Intangible Assets.

1.2. *The Closing of Sale of the Tanner Intangible Assets.* The closing of the sale of Tanner Intangible Assets shall be conducted on August 30, 2005 (the "Closing Date")(or sooner or later as agreed by the parties). On the Closing Date, Tanner shall sell to MBI and MBI shall purchase from Tanner, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, the Tanner Intangible Assets. MBI shall pay to Tanner the consideration set forth in paragraphs 2.1.

1.3. *Agreement for Lakeview to Contribute Assets in Exchange for $325,000 worth of stock in MBI.* Lakeview shall contribute certain assets listed on Attachment B (the "Contributed Business Assets") in exchange for $325,000 worth of stock in MBI (the "MBI Stock"). MBI agrees to exchange the MBI Stock for the Contributed Business Assets of Lakeview.

1.4. *The Closing of the Sale of the Contributed Business Assets.* The closing of the sale of the Contributed Business Assets in exchange for the MBI Stock shall be conducted on the Closing Date (or sooner or later as agreed by the parties). At the Closing Date, MBI shall issue the MBI Stock and Lakeview shall contribute the Contributed Business Assets in return, upon the terms

and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, and consistent with the consideration set forth in paragraphs 2.1.

Section 2. Purchase Price; Assumption of Liabilities

2.1. *Purchase Price.* The purchase price for the transactions identified above shall be $350,000 paid in the following manner and in the following order:

On the Closing Date, MBI first shall pay to Tanner $25,000.00 for the Tanner Intangible Assets. MBI shall pay the purchase price for the Tanner Intangible Assets by certified check or wire transfer made payable to the Tanner on the Closing Date.

On the Closing Date, Lakeview shall second contribute, grant, convey, transfer, assign and deliver to MBI all of its assets, the Contributed Business Assets, for the MBI Stock. Payment in stock shall occur as follows:

a. Two hundred fourty thousand (240,000) shares of MBI common stock discounted $.25 at a price of $1.25 per share. MBI will warrant the discount if the share price at closing is less than $1.50 per share. One hundred Thousand (100,000) shares of the common stock will have re-sale registration rights in the MBI, Form SB-2 filing with the Securities and Exchange Commission ("SEC") and with an agreement that upon the receipt of an effective registration from the SEC, this common stock can be sold 50,000 shares upon receipt and 50,000 shares six months from the Closing Date. 140,000 shares of the common stock will be restricted from resale for a one (1) year period. These shares will be issues on within 45 days of the Closing Date.

b. MBI agrees that for a period of twelve (12) months from the Closing Date, in the event MBI sells shares of its common stock to a third party purchaser or investor at a price less than $1.25 per share, it shall issue and deliver additional shares of its common stock to Lakeview in an amount sufficient to reduce the average price of the shares then held by Lakeview to the price at which MBI sold such shares to the third party purchaser or investor. If MBI shall sell shares at a price in excess of $1.25 per share, no corresponding upward adjustment will be made.

Section 3. Closing Date; Transfer Procedures; Default

3.1. MBI shall begin operating the business of Lakeview after the Closing Date. Tanner shall assist in such operating as an employee of MBI. The terms of employment are set forth in the Employment Agreement attached hereto as Attachment "C" (the "Employment Agreement"). All revenue from loans closed on or before Closing Date shall be deposited with Lakeview. All liablilities associated with loans closed on or before Closing Date shall remain the responsibility of Lakeview. All revenue from loans closed after the Closing Date shall be deposited with MBI. All liablilities associated with loans closed after Closing Date shall remain the responsibility of MBI.

3.2. *Closing Dates and Locations.* Closing of the transactions specified herein shall be held at such time and place as the parties may agree.

3.3. *Transfer Procedures.*

(a) *As Pertaining to the Tanner Intangible Assets and Contributed Business Assets.* Such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the parties respective counsel, as shall be effective to vest in the purchasers identified herein all of the right, title and interest in and to the Tanner Intangible Assets and Contributed Business Assets purchased free of any liens and/or incumbrances; and

(b) *Third Party Consents.* Evidence that all contracts or rights of Lakeview which cannot be transferred effectively without the consent of third parties have received such consent, or if such consent is unobtainable, an agreement satisfactory to the purchaser of interests herein and its counsel assuring the benefits of such contracts or rights.

3.4. *Purchase Price.* On the Closing Date, MBI shall pay to Tanner the total purchase price for the Tanner Intangible Assets in accordance with paragraph 2.1. On the Closing Date, MBI shall pay to Lakeview the total purchase price for the Contributed Business Assets in accordance with paragraph 2.1.

3.5. *Conduct of Business.* Until Closing Date, Tanner and Lakeview will use reasonable commercial efforts to conduct the business in a reasonable and prudent manner in accordance with past practices; will engage in no transaction out of the ordinary course of business; will enter into no agreement or transaction other than those in the ordinary course of business extending beyond the Closing Date without notification to MBI; will use best efforts to preserve the existing business organizations and relations with employees, customers, suppliers, and others with whom there is a business relationship; will conduct the business in compliance with all applicable laws and regulations; and will not pay any bonuses or make any salary or wage increases without consulting MBI.

3.9 *Default by Purchaser.* In the event of default by MBI to consummate this transaction and all conditions herein; a default by MBI under the Employment Agreement, or any default under any contract, agreement or payable assumed by MBI hereunder, Tanner and Lakeview may at their option notify MBI of the default. Upon written notice, MBI will have 30 days to cure said default. If the default is not cured within 30 days, Tanner and Lakeview may terminate this Agreement without liability upon written notice to the other parties hereto. In such event (i) Lakeview and Tanner shall cause all cash and stock to be refunded, except for $50,000, to MBI within 5 business days, and (ii) MBI shall release the Contributed Business Assets and Tanner Intangible Assets back to LAKEVIEW. Such reconveyance shall be considered a rescission.

3.10 *Default by Seller.* In the event of default by Seller herein to consummate any transaction herein (through acts, omissions, or otherwise), MBI shall provide written notice to the seller allowing seller 30 days to cure said default. If seller fails to cure within 30 days, this Agreement shall terminate and (i) Lakeview shall cause all stockto be refunded to MBI within 5 business days, and (ii) MBI shall release the Contributed Business Assets and Tanner Intangible Assets back to Lakeview, and Tanner shall refund MBI all consideration for the Tanner Intangible Assets. Such reconveyance shall be considered a rescission.

Section 4. Representations and Warranties

4.1 *Title to the Tanner Intangible Assets and the Contributed Business Assets.* Tanner and Lakeview each hereby represent and warrant to MBI, that they have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them in the Business, located on their premises, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all security interests. Without limiting the generality of the foregoing, the Tanner and Lakeview each have good and marketable title to all of the Tanner Intangible Assets and the Contributed Business Assets, free and clear of any security interest or restriction on transfer.

4.2. *Tax Matters.* Tanner and Lakeview will file or caused to be filed all federal, state and local tax returns and reports of the Lakeview through the taxable year ended 2004 which are due and required to be filed and have paid or caused to be paid all taxes due through year ended 2004 and any assessment of taxes received, except taxes or assessments that are being contested in good faith and have been adequately reserved against.

4.3. *Accounts Receivable.* Tanner and Lakeview represent and warrant that all accounts receivable balances as determined as of the Closing Date (the "Account Receivable Balances") are accurate balances and are collectible. To the extent any one or more of the accounts which represent the Accounts Receivable Balances have not been collected within 120 days of the Closing Date (the "Stale Receivables"), Tanner will issue a refund of MBI Stock in an amount equivalent to the value of the Stale Receivables back to MBI. At the option of Tanner (i) MBI will continue to pursue collection for the benefit of the Tanner, or (ii) MBI will assign the Stale Receivables to the Tanner along with all back-up support.

4.4. *Compliance With Laws.* To the knowledge of, and to the best of their ability, Tanner and Lakeview (collectively the "Selling Parties") have complied with and are not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, zoning, safety, health or price or wage control law, ordinance, rule, regulation or order) applicable to its operations, business or properties as presently constituted which materially adversely affect or, so far as the Selling Parties can now foresee, may in the future materially adversely affect, MBI.

4.5. *Authorization.* The Selling Parties, as applicable, have full power and authority to enter into this Agreement and consummate the transactions on its part contemplated hereby. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized by all requisite corporate action. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Selling Parties constitutes a violation or breach of applicable law or of the Selling Parties' Partnership Agreement or organizational documents or any provision of any contract or instrument to which the Selling Parties is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would constitute a default, but for the giving of notice or lapse of time or both) under any contract or instrument to which the Selling Parties is a party or by which it is bound. This Agreement constitutes the legal, valid and binding obligation of the Selling Parties enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or equitable principles.

4.6. *Disclosure.* To the knowledge of the Selling Parties, no representation or warranty to any purchaser in this Agreement or in any other exhibit, list, certificate or document delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein misleading.

4.7. *Compliance with this Agreement.* The execution of all transfers of ownership within this agreement shall be complied with by the Selling Parties within 30 days as specified. MBI will have the right to rescind this Agreement if all transfers of ownership are not timely completed by the Selling Parties.

Section 5. Representations and Warranties of MBI.

5.1. *Authorization.* The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of MBI. MBI has the corporate power and authority to consummate the transactions on their part contemplated hereby, none of which will constitute any violation or breach of Articles of Incorporation or Bylaws. This Agreement constitutes, the legal, valid and binding obligations of MBI, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or general equitable principles.

5.2 *Compliance with this Agreement.* The execution of all transfers of monies within this agreement shall be complied with by the purchasers as specified. Selling Parties have the right if these obligations are not met by the purchasers to rescind this agreement.

Section 6. Conditions Precedent to MBI's Obligations

All obligations of the purchasers under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions unless otherwise waived in writing by MBI:

6.1. *Representations and Warranties.* The Selling Parties representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the time of the Closing Date.

6.2. *Performance of Agreements.* The Selling Parties shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at or after the Closing Date.

6.3. *Adverse Change.* There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, in Lakeview or the Business, whether covered by insurance or not.

Section 7. Conditions Precedent to the Sellers' Obligations

All obligations of the Selling Parties under this Agreement are subject to the fulfillment, prior to or at or after the Closing Date, of the following conditions unless otherwise waived in writing by them and all transactions which have occurred are subject to rescission by the Selling Parties at their option if any of the following conditions fail to occur:

7.1. *Representations and Warranties.* MBI (the "Purchasing Party") representations and warranties contained in this Agreement shall be true at and as of the time of the Closing Date.

7.2. *Performance of Agreements.* The Purchasing Party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied on or before or after the Closing Date.

7.3. *Closing Deliveries.* The Purchasing Party shall have paid the purchase price for the Tanner Intangible Assets and Certain Business Assets as described in paragraph 2.1 hereof.

7.4. *Closing Certificates.* The Purchasing Party shall have delivered to the sellers: (i) a certificate of the Secretary or Assistant Secretary of the Purchasing Party certifying and attaching true and complete copies of the resolutions of the Board of Directors of the Purchasing Party authorizing the execution and delivery of this Agreement and the performance of the obligations of the Purchasing Party hereunder; and (ii) a certificate of the President or Vice President of the Purchasing Party confirming satisfaction of the conditions set forth in paragraphs 7.1 and 7.2 above.

Section 8. Indemnification

8.1. *Survival of Representations, Warranties and Agreements.* All representations, warranties and agreements made by the Purchasing Party and Selling Parties in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing Date for a period of one year.

8.2. *Indemnification by the Selling Parties.* The Selling Parties shall defend, indemnify and hold the Purchasing Party harmless from and against: (a) any and all liabilities and obligations of, or claims against, the Selling Parties not expressly assumed by the Purchasing Party as Liabilities pursuant to paragraph 3.1; and (b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys, fees whether or not reduced to judgment, order or award, caused by or arising out of the material breach of any agreement of or any material representation or warranty made by the Selling Parties in this Agreement or in any exhibit, list, certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted.

8.3. *Indemnification by the Purchasing Party.* The Purchasing Party shall defend, indemnify and hold the Selling Parties harmless from and against: (a) the Liabilities assumed by the Purchasing Party pursuant to paragraph 3.1; (b) all damages, losses and out-of-pocket expenses including reasonable attorneys fees, caused by or arising out of the breach of any agreements of or any representation or warranty made by the Purchasing Party in this Agreement or in any certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted; and (c) any liabilities incurred after the Closing Date Date.

8.4. *Defense of Claims.* Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this Section 8, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing.

Section 9. Post-Closing Matters

9.1. *Further Assurances.* At the request of the Purchasing Party from time to time, the Selling Parties will execute and deliver such further reasonable instruments and will take such other reasonable action more effectively to consummate the transactions contemplated by this Agreement and to put the Purchasing Party into ownership, possession and control of all the

limited partnership interests and assets purchased to the exclusion of all others whose claims may have arisen prior to the Closing Date.

9.2. *Responsibility for Litigation.* Lakeview shall be responsible for all present or future litigation and claims for injury and related expenses arising out of its conducting the business up to the time of the Closing Date. With respect to product liability claims, Lakeview shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be, by Lakeview prior to the Closing Date and MBI shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be after the Closing Date. The party liable shall direct or control, or continue to direct or control, as the case may be, the conduct of such litigation. The other party shall cooperate with any reasonable requests of the party liable or its attorneys in the defense of such litigation, including the availability of records, books or other corporate documents. To the extent testimony of the other party's employees is necessary, the other party shall make them available consistent with the needs of the business and shall be reimbursed for all out of pocket expenses incurred by the other party or individual employees and pro rata salaries and payroll costs for the time such employees devote to complying with the requests of the party liable hereunder.

Section 10. Miscellaneous

10.1. *Arbitration.* If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected from a panel at the American Arbitration Association in Houston, Texas. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

10.2. *Governing Law.* This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas and enforceable in Montgomery County, Texas.

10.3. *Assignment.* This Agreement shall not be assignable by either party without the prior written approval of the other party. This Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and permitted assigns and to the Sellers and its successors and permitted assigns.

10.4. *Headings for Reference Only.* The section and paragraph headings in this Agreement are for convenience of reference only and shall not constitute a part of this agreement or affect its meaning in any way.

10.5. *No Publicity.* No press releases or public disclosures, either written or oral, of the transactions contemplated by or concluded under this Agreement, shall be made without the prior knowledge and written consent of the Purchaser.

10.6. *Entire Agreement and Amendment.* This document states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.

10.7. *Notices.* Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address appearing on the signature page of this Agreement, but either party may change its address by written notice in accordance with this Paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

W. F. O. Inc. D/B/A Lakeview Mortgage

Kathleen Clark Tanner, President

By: Kathleen Clark Tanner, President
Address for Notices:

Kathleen Clark Tanner

By: Kathleen Clark Tanner, Individually

MBI Mortgage, Inc.

[signature]

By: Patrick McGeeney
Address for Notices:

FIRST AMENDMENT TO THE PURCHASE AGREEMENT

of Assets

By And Between

MBI Mortgage, Inc

And

W. F. O. Inc. D/B/A Lakeview Mortgage, Kathleen Clark Tanner

This FIRST AMENDMENT to the Purchase Agreement (the "Agreement") executed on 9/30 [illegible], 2005 by and between MBI Mortgage, Inc., a Texas Corporation ("MBI"), W. F. O. Inc. D/B/A Lakeview Mortgage, a Texas Corporation ("Lakeview"), and Kathleen Clark Tanner ("Tanner") amends the Purchase Agreement executed on 7/28/05 [illegible], 2005. All defined terms utilized in this First Amendment shall have the same meaning as defined in the Agreement except as specifically provided herein.

WHEREAS, the parties desire to extend the date of the Closing as provided herein.

NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree to amend the Agreement as follows:

1.

Section 1.2 of the Agreement shall be restated in its entirety as follows:

1.2. *The Closing of Sale of the Tanner Intangible Assets.* The closing of the sale of Tanner Intangible Assets shall be conducted on October 1, 2005 (the "Closing Date")(or sooner or later as agreed by the parties). On the Closing Date, Tanner shall sell to MBI and MBI shall purchase from Tanner, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, the Tanner Intangible Assets. MBI shall pay to Tanner the consideration set forth in paragraphs 2.1.

All other provisions contained in the Agreement are hereby ratified and remain in full force except to the extent set forth in this agreement.

EXECUTED effective the first date written above.

W. F. O. Inc. D/B/A Lakeview Mortgage

By: Kathleen Clark Tanner, President
Address for Notices:

By: Kathleen Clark Tanner, Individually

MBI Mortgage, Inc.

By: Patrick McGeeney Corp
Address for Notices:

SECOND AMENDMENT TO THE PURCHASE AGREEMENT

of Assets

By And Between

MBI Mortgage, Inc

And

W. F. O. Inc. D/B/A Lakeview Mortgage, Kathleen Clark Tanner

This SECOND AMENDMENT to the Purchase Agreement (the "Agreement") executed on November 1, 2005 by and between MBI Mortgage, Inc., a Texas Corporation ("MBI"), W. F. O. Inc. D/B/A Lakeview Mortgage, a Texas Corporation ("Lakeview"), and Kathleen Clark Tanner ("Tanner") amends the Purchase Agreement executed on September 30, 2005. All defined terms utilized in this Second amendment shall have the same meaning as defined in the Agreement except as specifically provided herein.

WHEREAS, the parties desire to extend the date of the Closing as provided herein..

NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree to amend the Agreement as follows:

1.

Section 2.1 of the Agreement shall be restated in its entirety as follows:

2.1. *Purchase Price.* The purchase price for the transactions identified above shall be $350,000 paid in the following manner and in the following order:

On the Closing Date, MBI first shall pay to Tanner $25,000.00 for the Tanner Intangible Assets. MBI shall pay the purchase price for the Tanner Intangible Assets by certified check or wire transfer made payable to the Tanner on the Closing Date.

On the Closing Date, Lakeview shall second contribute, grant, convey, transfer, assign and deliver to MBI all of its assets, the Contributed Business Assets, for the MBI Stock. Payment in stock shall occur as follows:

a. Two hundred sixty thousand (260,000) shares of MBI common stock discounted $.25 at a price of $1.25 per share. MBI will warrant the discount if the share price at closing is less than $1.50 per share. One hundred Thousand (100,000) shares of the common stock will have re-sale registration rights in the MBI, Form SB-2 filing with the Securities and Exchange Commission ("SEC") and with an agreement that upon the receipt of an effective registration from the SEC, this common stock can be sold 50,000 shares upon receipt and 50,000 shares six months from the Closing Date. 160,000 shares

of the common stock will be restricted from resale for a one (1) year period. These shares will be issues on within 45 days of the Closing Date.

b. MBI agrees that for a period of twelve (12) months from the Closing Date, in the event MBI sells shares of its common stock to a third party purchaser or investor at a price less than $1.25 per share, it shall issue and deliver additional shares of its common stock to Lakeview in an amount sufficient to reduce the average price of the shares then held by Lakeview to the price at which MBI sold such shares to the third party purchaser or investor. This condition that requires delivery of additional shares will not apply to the conversion terms of MBI's 10% Secured Convertible Notes for up to $1,600,000, due June 30, 2006, for which Spencer Clarke LLC is engaged as the exclusive placement agent. If MBI shall sell shares at a price in excess of $1.25 per share, no corresponding upward adjustment will be made.

All other provisions contained in the Agreement are hereby ratified and remain in full force except to the extent set forth in this agreement.

EXECUTED effective the first date written above.

W. F. O. Inc. D/B/A Lakeview Mortgage

By: Kathleen Clark Tanner, President
Address for Notices:

By: Kathleen Clark Tanner, Individually

MBI Mortgage, Inc.

By: John Farkas, President